AMENDMENT NO. 1 TO
                               SECURITY AGREEMENT

      Amendment No. 1 dated August 27, 1997 to the Security Agreement dated as of December 19, 1994, by and between BUSINESS LOAN CENTER, INC., a Delaware corporation, BLC FINANCIAL SERVICES, INC., a Delaware corporation (which owns all of the issued and outstanding shares of stock of Business Loan Center, Inc.) (jointly and severally, the "Debtors") and STERLING NATIONAL BANK, a national banking association located 430 Park Avenue, 4th Floor, New York, New York 10022, formerly known as Sterling National Bank & Trust Company of New York (the "Secured Party").

                                    RECITALS:

      WHEREAS, the Debtors and the Secured Party with the BUSINESS LOAN CENTER entered into a certain Security Agreement dated as of December 19, 1994 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") to secure obligations of the Debtors under the Revolving Credit Agreement dated December 19, 1994 between the Debtors and Secured Party and the other Loan Documents entered into in connection therewith; and

      WHEREAS, in connection with the Amended and Restated Revolving Credit Agreement dated as of the date hereof, the Debtors and Secured Party desire to amend the Agreement as provided herein.

      NOW, THEREFORE, this will confirm that effective as of the date hereof, the Debtors and Secured Party hereby modify and amend the Agreement as follows:

      1. All capitalized terms used herein but not defined herein which are defined in the Agreement, shall have the same meanings herein as in the Agreement.

      2. The Secured Party has changed its name from STERLING NATIONAL BANK & TRUST COMPANY OF NEW YORK to STERLING NATIONAL BANK. All references made in the Agreement to "STERLING NATIONAL BANK & TRUST COMPANY" shall be deleted and replaced with "STERLING NATIONAL BANK" to reflect such change.

      3. The defined term the "Loan Agreement" as used in the Agreement is hereby modified to mean and refer to the Amended and Restated Revolving Credit Agreement of even date among Secured Party and Debtors as subsequently amended, restated or supplemented from time to time.

      4. The Debtors hereby jointly represent and warrant that all of the assets of Business Loan Center, a New York general partnership ("BLC Partnership"), have been transferred to Business Loan Center, Inc., which transfer was consented to by the SBA, and that BLC Partnership is no longer conducting business; the Debtors hereby further jointly and severally agree and covenant that BLC Partnership will no longer conduct any business. In reliance upon said representations and agreements, Secured Party hereby agrees that the definition of "Debtors" in
Section 1.1 of the Agreement is deleted in its entirety and replaced by the following: ""Debtors" means, jointly and severally, Business Loan Center, Inc., a Delaware corporation and BLC Financial Services, Inc., a Delaware corporation (which owns all of the issued and outstanding shares of stock of Business Loan Center, Inc.)" and that the security interest previously granted to Secured Party by BLC Partnership shall be released upon written request of the Debtors.

      5. Section 4.2(a) is amended to add the following: " (iii) Notwithstanding anything to the contrary in the foregoing, the Secured Party hereby acknowledges and consents to the granting by the Debtors to Transamerica Business Credit Corporation ("Transamerica") of a security interest in the Collateral, together with the proceeds thereof, as security for Debtors' obligations to Transamerica for loans assumed or made by Transamerica against the Unguaranteed Portions of Eligible SBA Loans as contemplated in a certain Partial Assignment Agreement of even date herewith and related documentation thereunder and confirms that the rights, obligations and remedies of the Secured Party under this Agreement are subject to the terms and conditions of a certain Intercreditor Agreement dated as of August 27, 1997, as amended, restated, supplemented or otherwise modified from time to time".

      6. The fifth, sixth and seventh lines in Section 6.1(i) are deleted in their entirety and replaced by the following: "Tannenhauser with a copy to:
Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attn: Simeon Gold, Esq., and (ii) in the case of the Secured Party, addressed to 430 Park Avenue, Fourth Floor,".

      7. The Agreement is supplemented, amended and modified hereby, remains in full force and effect.

      IN WITNESS WHEREOF, the Debtors and Secured Party have executed this Amendment as of the day and year first written above.

STERLING NATIONAL BANK                    BUSINESS LOAN CENTER, INC.


By:                                       By: /s/ Robert Tannenhauser
   ----------------------                     ------------------------------
   Name:__________________                    Robert Tannenhauser, President
   Title:_________________


By: /s/ Leonard Rudolph                   BLC FINANCIAL SERVICES, INC.
    -----------------------
    Leonard Rudolph
    Senior Vice President
                                          By: /s/ Robert Tannenhauser
                                              ------------------------------
                                              Robert Tannenhauser, President